CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 50 to the Registration Statement on Form N-4 (No. 033-12362) (the “Registration Statement”) of our report dated April 18, 2024 relating to the financial statements of The Prudential Insurance Company of America and consent to the use in the Registration Statement of our reports dated April 29, 2024 relating to the financial statements of each of the subaccounts of The Prudential Variable Contract Account-24, The Prudential Variable Contract Account-10 and The Prudential Variable Contract Account-11 indicated in our reports. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 29, 2024